Exhibit 3.1(ii)

                                   BYLAWS

                                     OF

                         DOW JONES & COMPANY, INC.
                (AMENDED AND RESTATED AS OF APRIL 20, 2005)


                            OFFICES AND RECORDS


     1. The corporation shall maintain a registered office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may from time to time be designated by the board of directors or the business of the corporation may require.

                          MEETINGS OF STOCKHOLDERS

     2. All meetings of the stockholders shall be held at such place within or without Delaware as the board of directors shall designate. The place at which any given meeting is to be held shall be specified in the notice of such meeting.

     3. An annual meeting of the stockholders of the corporation for the election of directors and for the transaction of any other proper business shall be held either (i) at 11:00 a.m. on the third Wednesday in April, unless such day is a legal holiday, in which event the meeting shall be held at the same time on the next business day, or (ii) at such other time and date as the board of directors shall designate.

     4. Except as otherwise provided by the laws of Delaware or by the certificate of incorporation, a quorum for the transaction of business at meetings of the stockholders, other than the election of directors to be elected by the holders of common stock voting separately as a class, shall consist of the holders of a majority of the votes of the shares of stock entitled to vote thereat, present in person or represented by proxy. A quorum for the election of directors to be elected by the holders of common stock voting separately as a class shall consist of the holders of a majority of the shares of common stock entitled to vote thereat, present in person or represented by proxy. Whether or not a quorum is present, the holders of a majority of the votes of the shares of stock present in person or by proxy at any duly called meeting and entitled to vote thereat may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     5. Every stockholder having the right to vote at a meeting of stockholders shall be entitled to exercise such vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact. At every meeting of the stockholders every holder of common stock shall be entitled to one (1) vote in person or by proxy for each share of common stock standing in his name on the stock transfer records of the corporation and every holder of class B common stock shall be entitled to ten (10) votes in person or by proxy for each share of class B common stock standing in his name on the stock transfer records of the corporation; provided that at every meeting of the stockholders called for the election of directors of the corporation (A) the holders of common stock, voting as a separate class, shall be entitled to elect seven (7) of the directors to be elected at such meeting, and (B) the holders of class B common stock and common stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting. However if paragraph a. of Article Fifth of the certificate of incorporation is at any time amended to permit the number of directors of the corporation to exceed eighteen, then at every meeting of the stockholders called for the election of directors, (A) the holders of common stock, voting separately as a class, shall be entitled to elect the greater of (x) seven (7) directors to be elected at such meeting, or (y) one-third (1/3) of the number of directors to be elected at such meeting, and if one-third (1/3) of such number of directors is not a whole number, the next higher whole number of directors to be elected at such meeting), and (B) the holders of class B common stock and common stock, voting as a separate class, shall be entitled to elect the remaining directors to be elected at such meeting. Except as otherwise provided by the laws of Delaware, by the certificate of incorporation or by these bylaws, all elections shall be determined and all questions decided by a plurality of the votes cast in respect thereof, a quorum being present. Every reference in these bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

     6. The secretary shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     7. Notice of each meeting of the stockholders shall be given by the secretary, not less than ten nor more than sixty days before the meeting, to each stockholder entitled to vote at such meeting. Such notice shall set forth the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, and the business transacted at any special meeting shall be confined to the purposes stated in such notice. No such notice of any given meeting need be given to any stockholder who files a written waiver of notice thereof with the secretary, either before or after the meeting. Attendance of a person at a meeting of stockholders, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                             BOARD OF DIRECTORS

     8. The business of the corporation shall be managed by its board of directors. Resignations of directors must be in writing and shall be effective upon the date of receipt thereof by the secretary or upon an effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the board. Except for directors who were in office on October 31, 1977, no director who is an employee of the corporation or any of its subsidiaries at the time of his election as a director shall be eligible for reelection as a director after the termination of his employment.

     9. The board of directors may by resolution request any retired director to serve in an advisory capacity. Service in an advisory capacity shall be at the pleasure of the board and upon such terms and conditions and for such compensation as the board may determine. A retired director serving in such an advisory capacity may attend meetings of the board and take part in discussions thereat but may not vote upon any matter thereat and shall not be considered a director as that term is used in these bylaws or in the certificate of incorporation.

     10. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by the laws of Delaware, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                           MEETINGS OF THE BOARD

     11. The first meeting of the board of directors after the annual meeting of stockholders may be held without notice, either immediately after said meeting of stockholders, or at such other time and at such place, whether within or without Delaware, as shall be determined by the board.

     12. Regular meetings of the board may be held without notice at such time and place, whether within or without Delaware, as shall from time to time be determined by the board.

     13. Special meetings of the board of directors shall be called by the secretary at the request in writing of the chairman of the board or the president or of any two directors. Such request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without Delaware. Notwithstanding the provisions of section 40 of these bylaws, notice of each such meeting shall be given by the secretary or the chairman of the board to each director at least four hours before the meeting; such notice may be given by telephone. Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any given meeting need be given to any director who files a written waiver of notice thereof with the secretary, either before or after the meeting.

     14. At meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business unless there is an even number of directors in office in which event one-half thereof shall constitute such a quorum; provided, however that in no event shall such a quorum consist of less than one-third of the total number of directors fixed by or pursuant to these bylaws. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled.

     15. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            EXECUTIVE COMMITTEE

     16. An executive committee of three or more directors may be designated by resolution passed by a majority of the whole board. The board may designate one or more directors as alternate members of the executive committee, who may replace any absent or disqualified member at any meeting of the executive committee. During the intervals between meetings of the board the executive committee shall advise and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the board of directors from time to time. The executive committee shall possess and may exercise all the powers of the board while the board is not in session, except power to amend the bylaws and to fill newly created directorships and vacancies on the board or the executive committee. Unless he resigns, dies or is removed prior thereto, each member of the executive committee shall continue to hold office until the first meeting of the board of directors after the annual meeting of stockholders next following his designation, and until his successor has been designated. Resignations of members of the executive committee must be in writing and shall be effective upon the date of receipt thereof by the secretary or upon the effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the board. Any member of the executive committee may be removed at any time, with or without cause, by a majority vote of the whole board. Regular meetings of the executive committee may be held without notice at such time and place as shall from time to time be determined by the executive committee. Special meetings of the executive committee shall be called by the secretary at the request of the chairman of the board or of the president or of any two members of the committee. Notice of each special meeting of the executive committee shall be given by the secretary to each member of the committee. No such notice of any given meeting need be given to any member of the executive committee who attends the meeting or who files a written waiver of notice thereof with the secretary, either before or after the meeting.

     17. A quorum for the transaction of business at meetings of the executive committee shall consist of a majority of the members of the committee then in office. If the board has not designated alternate members of the executive committee, or if all such alternates are absent or disqualified, the members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may n the absence or disqualification of any member of the committee unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

     18. The executive committee shall keep regular minutes of its proceedings when any action is taken other than recommendations to the board and report the same to the board also.

                         COMPENSATION OF DIRECTORS

     19. The directors as such, and as members of any special or standing committee, may receive such compensation for their services as may be fixed from time to time by resolution of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  OFFICERS

     20. The officers of the corporation shall be chosen by the board of directors. The principal officers shall be a chairman of the board, a president, a vice chairman, one or more vice presidents (one or more of whom may be designated as executive or senior vice presidents or by other designations), a secretary and a treasurer. Two or more offices may be held by the same person. The chairman of the board, the president and the vice chairman shall be chosen by the directors from their own number. The salaries of the principal officers of the corporation shall be fixed by the board.

     21. The board may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the board.

     22. Unless he resigns, dies or is removed prior thereto, each officer of the corporation shall hold office until his successor has been chosen and has qualified. Any person elected or appointed by the board of directors may be removed at any time, with or without cause, and all vacancies (however arising) may be filled at any time, by the affirmative vote of a majority of the directors then in office. Any other employee of the corporation may be removed at any time, with or without cause, by the chairman of the board or the president or by any superior of such employee to whom the power of removal has been delegated by the chairman of the board or the president.

                           CHAIRMAN OF THE BOARD

     23. (a) The chairman of the board shall preside at all meetings of the stockholders and directors.

          (b) He shall be the chief executive officer and have general supervision and direction of the business of the corporation, shall see that all resolutions of the board are carried into effect, and shall be a member of all committees of the board except any audit or compensation committee appointed by the board.

          (c) He shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors.

                                 PRESIDENT

     24. (a) The president shall be the chief operating officer of the corporation.

                (b) He shall be vested with all the powers and perform all the duties of the chairman of the board in the absence or disability of the chairman of the board.

                     VICE CHAIRMAN AND VICE PRESIDENTS

     25. The vice chairman and each vice president shall have such powers and perform such duties as may be prescribed from time to time by the board of directors, the chairman of the board or the president. In the absence or disability of the chairman of the board and the president, the vice chairman shall be vested with all the powers and perform all the duties of said officers, and the performance of any act or the execution of any instrument by the vice chairman in any instance in which such performance or execution would customarily have been accomplished by the chairman of the board or the president shall constitute conclusive evidence of the absence or disability of the chairman of the board and the president.

                                 SECRETARY

     26. The secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and all meetings of directors when notice is required by these bylaws. He shall have custody of the seal of the corporation and, when authorized by the board of directors, or when any instrument requiring the corporate seal to be affixed shall first have been signed by the chairman of the board, the president, the vice chairman or a vice president, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors or the chairman of the board or the president.

                            ASSISTANT SECRETARY

     27. If the board appoints one or more assistant secretaries, each assistant secretary shall be vested with all the powers and authorized to perform all the duties of the secretary in his absence or disability. The performance of any act or the execution of any instrument by an assistant secretary in any instance in which such performance or execution would customarily have been accomplished by the secretary shall constitute conclusive evidence of the absence or disability of the secretary. Each assistant secretary shall perform such other duties as may be prescribed from time to time by the board of directors or the chairman of the board or the president or the secretary.

                                 TREASURER

     28. (a) The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

          (b) He shall disburse the funds of the corporation as ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

          (c) If required by the board of directors, he shall give the corporation a bond, in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) He shall have such other powers and perform such other duties as may be prescribed from time to time by the board of directors or the chairman of the board or the president.

                            ASSISTANT TREASURERS

     29. If the board appoints one or more assistant treasurers, each assistant treasurer shall be vested with all the powers and authorized to perform all the duties of the treasurer in his absence or disability. The performance of any act or the execution of any instrument by an assistant treasurer in any instance in which such performance or execution would customarily have been accomplished by the treasurer shall constitute conclusive evidence of the absence or disability of the treasurer. Each assistant treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or the chairman of the board or the president or the treasurer.

                    DUTIES OF OFFICERS MAY BE DELEGATED

     30. In the case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate for the time being the powers or duties, or any of them, of such officer to any other officer or to any director.

                            POWERS OF EXECUTION

     31. (a) All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the corporation by the treasurer or an assistant treasurer or by such other person or persons as the board of directors or the chairman of the board or the president and the treasurer jointly may from time to time designate.

          (b) All contracts, deeds and other instruments to which the seal of the corporation is affixed shall be signed on behalf of the corporation by the chairman of the board, by the president, by the vice chairman, by any vice president, or by such other person or persons as the board of directors may from time to time designate, and shall be attested by the secretary or an assistant secretary.

          (c) All other contracts, deeds and instruments shall be signed on behalf of the corporation by the chairman of the board, by the president, by the vice chairman, by any vice president, or by such other person or persons as the board of directors or the chairman may from time to time designate.

          (d) All shares of stock owned by the corporation in other corporations shall be voted on behalf of the corporation by such persons and in such manner as shall be prescribed by the board of directors.

                       INDEMNIFICATION OF DIRECTORS,
                       OFFICERS, EMPLOYEES AND AGENTS

     32. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by these bylaws.

                           CERTIFICATES OF STOCK

     33. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by
(i) the chairman of the board or president or vice chairman or a vice president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on any stock certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

                             TRANSFERS OF STOCK

     34. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                DATE FOR DETERMINING STOCKHOLDERS OF RECORD

     35. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                          REGISTERED STOCKHOLDERS

     36. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                             LOST CERTIFICATES

     37. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit of that fact in form satisfactory to the corporation, and shall, if the board of directors so requires, give the corporation a bond of indemnity, in form satisfactory to the corporation, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The board of directors in its discretion may, as a prerequisite to the issuance of a new certificate, impose such additional lawful requirements as it sees fit.

                                 DIVIDENDS

     38. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting as provided by the laws of Delaware and the certificate of incorporation. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation.

                                    SEAL

     39. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal. Delaware."

                                  NOTICES

     40. Whenever, under the provisions of these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing (i) by mail, by depositing the same in the United States mail, postage prepaid, or (ii) by telegram, by delivering the same payment of the applicable tariff to a telegraph company for transmission, in either case addressed to such director or stockholder at such address as appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be so mailed or so delivered to a telegraph company.

                                 AMENDMENTS

     41. These bylaws may be altered or amended (i) at any regular meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) at any regular meeting of the board of directors by the affirmative vote of a majority of the directors then in office or (iii) at any special meeting of the stockholders or of the directors by such votes if notice of the proposed alteration or amendment shall have been contained in the notice of such meeting.

                                FISCAL YEAR

     42. The fiscal year of the corporation shall be the calendar year.


                              DIRECTOR MATTERS

     43. For so long as there shall be any Class B Common Stock outstanding, (a) the number of directors shall be fixed at sixteen and (b) no Management Person or Bancroft Family Representative shall be elected or appointed as a director of the corporation unless, after giving effect to such election or appointment, a majority of the directors of the corporation then in office shall be persons who are neither Management
Persons nor Bancroft Family Representatives. A "Management Person" means any person who (1) is an officer or employee of the corporation or any of its subsidiaries, or (2) has an immediate family member (as defined in the General Commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange as in effect as of February 16, 2005) who is an executive officer of the corporation. A "Bancroft Family Representative" means (a) any Bancroft Family Member; (b) any natural person who is a trustee of any Bancroft Trust; or (c) any natural person who is an employee, officer, director, partner or manager (or person holding a like position) of one or more Bancroft Family Members, trustees of Bancroft Trusts, Bancroft Charitable Organizations or Bancroft Entities. "Bancroft Family Member" means any lineal descendent of Jane W. W. Bancroft and any immediate family member of any such descendent. For purposes of the foregoing, any person who is or was legally adopted by a lineal descendent of Jane W. W. Bancroft shall be deemed to be a lineal descendent of Jane W.
W. Bancroft. "Bancroft Trust" means any trust (including a voting trust) primarily for the benefit of current or future Bancroft Family Members, Bancroft Charitable Organizations or Bancroft Entities. "Bancroft Charitable Organization" means any organization contributions to which are deductible for federal income, estate or gift tax purposes that was established by one or more Bancroft Family Members, trustees of Bancroft Trusts or Bancroft Entities. "Bancroft Entities" means any corporation, limited liability company, partnership or similar entity a majority of the common equity interests of which are beneficially owned by one or more Bancroft Family Members, trustees of Bancroft Trusts, Bancroft Charitable Organizations or other Bancroft Entities."